Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 of OneSpaWorld Holdings Limited on Form S-1, File No. 333-228359, of our report dated March 6, 2019, with respect to our audits of the financial statements of Haymaker Acquisition Corp. as of December 31, 2018 and 2017, for the year ended December 31, 2018 and for the period from April 26, 2017 (inception) through December 31, 2017, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern which report appears in the Prospectus, which is part of this Registration Statement. We were dismissed as auditors on March 19, 2019 and, accordingly, we have not performed any audit or review procedures with respect to any financial statements appearing in such Prospectus for the periods after the date of our dismissal. We also consent to the reference to our Firm under the heading “Experts” in such Prospectus.

/s/ Marcum LLP

Marcum LLP

New York, NY

April 9, 2019